Creating a New Future for Globalstar April 25, 2018

Safe Harbor Language 2 This presentation contains certain statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the structure, timing and completion of the proposed transaction, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company, the ability of the parties to satisfy the conditions to closing contained in the Merger Agreement, the completion of the 2017 FiberLight audit and the results thereof, and any adjustments to the merger consideration based on the last twelve month Adjusted EBITDA of FiberLight and other statements contained in this release regarding matters that are not historical facts, involve predictions. Any forward-looking statements made in this presentation are believed to be accurate as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. These risks, as well as other risks associated with the transaction, will be more fully discussed in the proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the transaction. Additional risks and uncertainties are identified and discussed in Globalstar’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Additional Information 3 In connection with the proposed transaction, Globalstar will file materials with the SEC, including a joint proxy statement/prospectus. Investors are urged to read these materials when they become available because they will contain important information about Globalstar, FiberLight and the proposed transaction. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Globalstar with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Globalstar by directing a written request to: Globalstar, Inc., 300 Holiday Square Blvd., Covington, LA 70433 Attention: Investor Relations. Investors are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Globalstar and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Globalstar in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Globalstar is also included in its Annual Report on Form 10-K for the year ended December 31, 2017 and the proxy statement for Globalstar’s 2018 Annual Meeting of Stockholders. These documents are available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Globalstar at the address described above.

Combination Summary 4  Since inception in 1984, Thermo has invested in industries undergoing significant transitions  In the coming years, the telecom sector will be in transition due to the shifting dynamics brought about by 5G  This merger unites Thermo’s investments across the telecommunications sector – satellites, fiber, spectrum and other assets: − Globalstar (NYSE American: GSAT) – worldwide satellite network and spectrum assets − FiberLight – provider of dense fiber networks in 30+ metropolitan areas and 14,000 route miles − Global SpectrumCo.  Focus on development of terrestrial S-band globally  Pursue greater use of other bands around the world − Thermo Investments  15.5 million shares of CenturyLink, Inc. (NYSE: CTL) – current equity value of approximately $275 million  $100 million of cash  $25 million of other assets including investments in Pivotal Commware, Orion Labs and Globalstar’s new headquarters building  Anticipated rights offering for minority shareholders – opportunity for minority shareholders to invest additional capital via post-closing rights offering  Total transaction equity value: $1.65 billion, subject to adjustments pursuant to the merger agreement  2019 estimated net debt of less than $200 million(1) and estimated Adjusted EBITDA in excess of $165 million(2)  Transaction Structure: Tax-free reverse triangular merger  Expected Closing: Q3 2018 Thermo Companies (F.K.A. Globalstar, Inc.) Globalstar Global SpectrumCo FiberLight Thermo Investments (1) Net debt includes projected BPIFAE facility balance at December 31, 2019 plus CoBank facility balance, less cash and equivalents of the combined entity including 15.5 million CTL shares assumed at a constant value per share (2) Adjusted EBITDA defined as Globalstar Adjusted EBITDA, plus FiberLight Adjusted EBITDA, plus dividend income from 15.5 million CTL shares of $0.54 per share per quarter plus investment income from Thermo Investments.

$11.3 $16.9 $14.1 $20.5 $32.2 $0.0 $10.0 $20.0 $30.0 $40.0 2013 2014 2015 2016 2017 $82.7 $90.1 $90.5 $96.9 $112.7 $75.0 $85.0 $95.0 $105.0 $115.0 2013 2014 2015 2016 2017 Globalstar’s Satellite Business More than 5,000 Rescues Revenue Adjusted EBITDA (1) (in millions) (in millions) MSS Growth Drivers Globalstar is a growing MSS provider of critical one-way and two-way satellite telecommunication services in areas that are either unserved or underserved by terrestrial infrastructure. Since 2013, revenue and Adjusted EBITDA have grown 36% and 185%, respectively. With the large capital expenditures behind the company and new products and services coming to market, Globalstar is expected to drive revenue growth in the future with potentially high free cash flow margins. 5 Geographical Expansion New Products New Business Opportunities Sat-Fi 2 (Released April 2018) Two-way SPOT (To be released in 2018) (1) Adjusted EBITDA excludes non-cash compensation expense, reduction in the value of assets, foreign exchange (gains)/losses, and certain other non-recurring charges as applicable. See reconciliation to GAAP Net income (loss) on Annex A.

Global SpectrumCo Global SpectrumCo will concentrate on opportunities for the only globally uniform licensed spectrum position of this size in the world (1). Below are some of the current (S-band) and prospective use cases for Global SpectrumCo’s holdings. While the S-band in the U.S. offers the nearest term value, the other global spectrum bands could present substantial potential in the 5G world. S-Band (2483.5 – 2500 MHz) ● Home, enterprise and industrial dedicated private LTE solutions ● Small cells for smart cities and in building solutions ● 20% small cell implementation produces 400x macro cellular capacity ● 3GPP working item L-Band (1610 – 1617.775 MHz) ● In home or enterprise dedicated channel ● Proprietary, secure IoT transport layer possible ● Future LAA control channel for small cell C-Band (5091 – 5250 MHz) ● ~160 MHz from 5091-5250 GHz (60 MHz not shared with UNII-1 band) ● Aggregation with other bands in future 5G development and IoT ● AR/VR applications ● HAPS, drones or other air to ground aircraft data solutions C-Band (6875 – 7055 MHz) ● 180 MHz above 6 GHz ● Future 5G development and IoT ● AR / VR applications ● HAPS, drones and other air to ground aircraft data solutions (1) Spectrum licenses will remain within Globalstar 6

FiberLight Overview 7 Diversified Blue-Chip Customer Base with Broad-Based Growth  589 customers as of 12/31/17; $127 million of revenue and approximately $67 million in Adjusted EBITDA in 2017(1)  Well-balanced and complementary revenues from Enterprises (313 customers), Carriers (143 customers), and Government / Education (30 customers)  Diverse geographical split of revenue across markets 2017 Lit Services (46% of 2017 MRR (2)(3)) 2017 MRR (3)(4) by Geography 2% 27% 1% 70% Government Enterprise Education Carrier 1% 35% 3% 61% Government Enterprise Education Carrier 2017 Dark Fiber (16% of 2017 MRR (2)) Geography 2017 MRR % 3 year CAGR Dallas / Ft. Worth 38% 14% South Florida 18% 20% Austin / San Antonio 11% 108% Northern Virgina 9% (13%) Houston 7% 41% Atlanta 6% 2% Baltimore 5% (10%) Tampa 6% 12% WDC 2% (4%) Corporate 1% 13% Richmond 0% 21% Waco 0% (2%) Total 103% N.M. Key MRR Stats Key Customers (1) Adjusted EBITDA is based on unaudited results and excludes non-cash expenses and certain other non-recurring charges as applicable. See reconciliation to GAAP Net income on Annex B. (2) Excludes Maintenance revenue (3) Excludes portion of 2015 Verizon Wireless revenue from an $8.2 million one-time credit waiver (4) Excludes Corporate revenues (1% of total)

Thermo Investments Overview ● Initially, Thermo Investments will hold $100 million of cash, 15.5 million shares of CenturyLink stock currently valued at approximately $275 million and shares in Pivotal Commware and Orion Labs ̶ The CenturyLink shares are expected to provide an annual dividend of approximately $33.5 million ● The initial cash proceeds plus unrestricted cash flow generated across the combined entity will be deployed in a mix of investment opportunities where value can be realized through a combination of cash flow generation and equity appreciation ● Thermo Investments is expected to remain relatively liquid so capital can flow to the operating entities or for other opportunities when superior investments present themselves ● Thermo Investments is advantaged relative to other investors because cash flow and equity appreciation will not be subject to tax until Globalstar’s $1.7 billion of NOLs are exhausted 8 Investment strategy is consistent with the strategy successfully employed by Thermo across industries since 1984

Summary: Thermo Companies Merger creates a financially transformed company well positioned to drive significant shareholder value by deploying its satellite, fiber, spectrum and capital assets to deliver on the promise of future telecom networks  Largely recurring revenue base from telecom customers provides stable platform for growth  Management estimates the combined entity will achieve Adjusted EBITDA in excess of $165 million in 2019 with net debt of less than $200 million resulting in leverage of approximately 1.2x − This estimate excludes any potential contribution from Global SpectrumCo  Globalstar has reached an agreement in principle with its lenders that provides for annual deferrals of principal amortization up to $30 million and a fixed margin of 3.25% over 6 month LIBOR, both subject to liquidity tests performed over time (1)  FiberLight is seeking an amendment to its senior debt facility with CoBank, including additional financing capacity to fulfill its current project backlog 11.2x 1.2x 0.0x 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 2017A 2019E Leverage Ratio: Pro forma Net Debt / Adjusted EBITDA (2)(3) 9 Key Attributes / Highlights (1) Agreement is subject to lender and BPIFAE committee approvals as well as satisfactory final due diligence. Final amended terms will be subject to documentation in a binding agreement to be agreed among the parties that will be effective concurrent with the closing of the merger. (2) Net debt projected for 2019 includes projected BPIFAE facility balance at December 31, 2019 plus CoBank facility balance, less cash and equivalents of the combined entity including 15.5 million CTL shares assumed at a constant value per share (3) Adjusted EBITDA defined as Globalstar Adjusted EBITDA, plus FiberLight Adjusted EBITDA, plus dividend income from 15.5 million CTL shares of $0.54 per share per quarter plus investment income from Thermo Investments.

Annex A – Reconciliation Globalstar of Net Income (Loss) to Adjusted EBITDA 10 ($ in millions) 2013 2014 2015 2016 2017 Net Income (loss) ($591.1) ($462.9) $72.3 ($132.6) ($89.1) Interest income and expense, net 67.8 43.2 35.9 36.0 34.8 Derivative (gain) loss 306.0 286.0 (181.9) 41.5 (21.2) Income tax expense (benefit) 1.1 0.9 1.4 (6.5) 0.2 Depreciation, amortization, and accretion 90.6 86.1 77.2 77.4 77.5 EBITDA ($125.6) ($46.6) $5.0 $15.7 $2.2 Reduction in the value of inventory $5.8 $21.7 $0.0 $0.0 $0.8 Reduction in the value of long-lived assets 0.0 0.1 0.0 0.4 17.0 No -c sh compensation 2.3 3.9 3.4 5.4 5.6 Foreign exchange and other 3.0 (3.0) (3.2) 0.4 2.9 Loss on extinguishment of debt 109.1 39.8 2.3 0.0 6.3 (Gain) loss on equity issuance 16.7 0.0 6.7 (2.4) (2.7) Non-cash adjustment due to international operations 0.0 0.4 0.0 0.0 0.0 Write off of deferred financing costs 0.0 0.2 0.0 0.0 0.0 Legal settlement paid in stock 0.0 0.4 0.0 1.1 0.0 Adjusted EBITDA $11.3 $16.9 $14.1 $20.5 $32.2

Annex B – Reconciliation of FiberLight Net Income to Adjusted EBITDA 11 ($ in millions) 2017 Unaudited Net Income $21.8 Interest income and expense, net 6.6 Depreciation and amortization 37.4 EBITDA $65.8 Other 0.8 Adjusted EBITDA $66.7